UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 24, 2008

Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

10 Forge Parkway		02038
Franklin, Massachusetts
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On March 24, 2008, the Registrant entered into a Securities Purchase and Loan Agreement (the “Purchase Agreement”) with Imperium Master Fund, Ltd., a strategic institutional investor (the “Purchaser”) providing for, at the Registrant’s option, the issuance of up to an aggregate $2,000,000 of original issue discount senior secured notes (the “Notes”) in four equal tranches, together with warrants (the “Warrants”) to purchase up to 634,920 shares of the Registrant’s common stock, $0.01 par value (the “Common Stock”), at an exercise price of $2.00 per share, which Warrants were issued upon the execution of the Purchase Agreement.
     The Registrant is not required to make monthly cash payments of principal and interest under the Notes. Instead, the outstanding principal of each Note will accrete in value at an annual rate of 10%, compounded monthly, resulting in a total principal amount of approximately $552,356 due for each Note at maturity. If, however, the Registrant completes an equity issuance in one or more series of transactions totaling $5,000,000 (a “Qualified Issuance”), then the aggregate amount due for each Note sold under the Purchase Agreement will be reduced from $552,356 to $546,903 and the annual accretion value will be reduced from 10% to 9%.
     Each Note is due twelve months after the date of the issuance, provided, however, that if the Registrant completes a Qualified Issuance by October 31, 2008, the Registrant has a right to extend the maturity date of each Note to 24 months after the date of the issuance. The Registrant has the right to repay the principal amount of the Notes in cash, in whole, but not in part, prior to maturity at a premium of 1.02 times the unpaid principal plus any other amount due under the Notes.
     The Registrant issued the initial Note on March 24, 2008 in exchange for gross proceeds in the amount of $500,000. Under the Purchase Agreement, the Registrant has the option, exercisable in its sole discretion, to sell to the Purchaser a Note on each of April 24, 2008, May 24, 2008 and June 24, 2008 (each, a “Drawdown”) at a purchase price of $500,000. To terminate a scheduled Drawdown, the Registrant must notify the Purchaser at least ten (10) days prior to the date of such Drawdown. The Registrant intends to use the net proceeds of the initial Note, and any other Note sold under the Purchase Agreement, for working capital purposes.
     Events of default under the Notes include: (1) the Registrant’s failure to make a payment when due or payable; (2) a breach or notice of intent to breach by the Registrant of any material term, covenant or condition in the Note or any of the transaction documents and such breach is not cured within five business days after notice; (3) any false, incorrect or breach in any material respect of any material representation or warranty made by the Registrant; (4) the default of more than $25,000 of any other of the Registrant’s indebtedness that causes such amount to become due and payable; or (5) a bankruptcy of the Registrant (whether voluntary or involuntary) or general assignment for the benefit of its creditors. All amounts outstanding under the Notes, plus an amount equal to the product of 1.10 and all amounts outstanding under the Notes, become due and payable upon the occurrence of an event of default or upon a change in control of the Registrant (as defined in the Notes). In addition, the Registrant has agreed to certain covenants, including a prohibition on its ability to incur future indebtedness (subject to certain exceptions) or make any dividend or payment to holders of its capital stock (other than shares of the class of stock held by such recipient), and a requirement that it maintain $6,500,000 in stockholder equity (excluding any impact of the issuance of the Warrants to stockholder equity) for so long as the Notes remain outstanding. The Registrant also agreed that it may not redeem its 8% Senior Convertible Promissory Notes, due February 12, 2011, as long as the Notes remain outstanding, unless the Registrant receives at least $10 million in gross proceeds from an issuance or series of related issuances of its equity securities.
     The Registrant’s subsidiaries, Sontra Medical, Inc. and Echo Therapeutics, Inc., agreed to guarantee the obligations of the Registrant under the Notes pursuant to a guaranty agreement entered into on March 24, 2008 (the “Guaranty Agreement”). Additionally, the Notes are secured by all the assets of the Registrant and the Registrant’s subsidiaries pursuant to a Security Agreement dated as of March 24, 2008 by and among the Registrant, Imperium Advisers, LLC, for the benefit of the Purchaser, and the Registrant’s subsidiaries.

     The Warrants have a term of five years and are immediately exercisable at an exercise price of $2.00 per share. The Warrants provide for weighted average anti-dilution price protection upon future issuances or deemed issuances (subject to customary exceptions) below the exercise price. The Warrants also allow for cashless exercise unless the shares underlying the Warrants are registered for resale on a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”). An exercise under the Warrants may not result in the holder beneficially owning more than 9.9% of all of the Registrant’s Common Stock outstanding at the time. The holder may waive the foregoing upon 60 days advance written notice.
     In connection with the issuance of the Notes and Warrants, on March 24, 2008, the Registrant also entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Registrant agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock issuable upon exercise of the Warrants within 60 days after issuance of the Warrants. The Registrant also agreed to use its best efforts to cause the registration statement to become effective under the Securities Act no later than 180 days after issuance of the securities. The Registrant’s inability to file the registration statement, or to have the registration statement declared effective, within the applicable time period will result in the incurrence of penalties payable to the holders of the Warrants in an amount equal to 2% of the product of the highest daily volume weighted average price during the twenty consecutive trading days prior to the date of payment and the number of registrable securities, and will constitute an event of default under the Notes. The Registrant shall incur additional penalties in such amount for each thirty day period the filing or registration failure remains uncured (prorated for any period less than thirty days).
     The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Guaranty Agreement, the Security Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The Registrant’s issuance of the Notes and Warrants in connection with the Purchase Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Notes and Warrants may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the securities issued in the transaction.
     This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities described herein. This report is being filed pursuant to and in accordance with Rule 135c of the Securities Act.

Item 8.01.	Other Events.
     On March 25, 2008, the Registrant issued a press release announcing the execution of the Purchase Agreement described in Item 1.01 above. A copy of that press release is filed as Exhibit 99.1 to this current report.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase and Loan Agreement by and among the Registrant and the Purchasers named therein dated as of March 24, 2008.*

10.2	Form of Original Issue Discount Senior Secured Note.

10.3	Form of Warrant.

10.4	Guaranty, dated as of March 24, 2008 executed by Echo Therapeutics, Inc., Sontra Medical, Inc., Imperium Advisers, LLC, and Imperium Master Fund, Ltd.

10.5	Security Agreement by and among the Registrant, Imperium Advisers, LLC, Imperium Master Fund, Ltd., Echo Therapeutics, Inc. and Sontra Medical, Inc. dated as of March 24, 2008.*

10.6	Registration Rights Agreement by and among the Registrant and the Purchaser dated as of March 24, 2008.

99.1	Press Release dated March 25, 2008.

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2008	ECHO THERAPEUTICS, INC.
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase and Loan Agreement by and among the Registrant and the Purchasers named therein dated as of March 24, 2008.*

10.2	Form of Original Issue Discount Senior Secured Note.

10.3	Form of Warrant.

10.4	Guaranty, dated as of March 24, 2008 executed by Echo Therapeutics, Inc., Sontra Medical, Inc., Imperium Advisers, LLC, and Imperium Master Fund, Ltd.

10.5	Security Agreement by and among the Registrant, Imperium Advisers, LLC, Imperium Master Fund, Ltd., Echo Therapeutics, Inc. and Sontra Medical, Inc. dated as of March 24, 2008.*

10.6	Registration Rights Agreement by and among the Registrant and the Purchaser dated as of March 24, 2008.

99.1	Press Release dated March 25, 2008.

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.